Exhibit 16.1

October 23, 2014

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re : Biostar Pharmaceuticals, Inc.

Commission File Number: 001-34708

Dear Sirs,

We have received a copy of, and are in agreement with, the statements pertaining to our firm being made by Biostar Pharmaceuticals, Inc. in Item 4.01 of its Form 8-K dated October 23, 2014 and captioned "Changes in Registrant's Certifying Accountant".

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8K.

Clement C. W. Chan & Co.

44342-0000

DC\81064743.1